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                    [LETTERHEAD OF CRISP HUGHES EVANS LLP]



                        CONSENT OF INDEPENDENT AUDITORS


We have issued our report dated July 23, 1999, accompanying the consolidated financial statements of South Carolina Community Bancshares, Inc. and Subsidiary and schedules included in the Annual Report on Form 10-KSB for the year ending June 30, 1999. We consent to the incorporation by reference of said report in the Registration Statement of South Carolina Community Bancshares, Inc. and Subsidiary on Form S-8, (File No. 333-31545, effective July 18, 1997).


                                  /s/ Crisp Hughes Evans LLP
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                                   CRISP HUGHES & CO., L.L.P.



Asheville, North Carolina
September 22, 1999